SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT – May 27, 2010
(Date of Earliest Event Reported)

AK STEEL HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Commission File No. 1-13696

Delaware	31-1401455
(State of Incorporation)	(I.R.S. Employer Identification No.)

9227 Centre Pointe Drive West Chester, OH	45069
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (513) 425-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⁯	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁯	Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁯	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁯	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of AK Steel Holding Corporation (the “Company”) previously approved, subject to stockholder approval, amendments to the Company’s Stock Incentive Plan that would (i) increase the total number of shares available for issuance by 3,000,000, (ii) extend the term of the Stock Incentive Plan by five years, though December 31, 2019, and (iii) revise the Stock Incentive Plan’s definition of “Change of Control” to narrow the circumstances upon which the outstanding equity awards under the Stock Incentive Plan automatically vest in the event of a change-of-control transaction.  The Company’s stockholders approved the proposed amendments to the Stock Incentive Plan at the Company’s 2010 Annual Meeting of Stockholders held on May 27, 2010 (the “Annual Meeting”).

For additional detail concerning the terms and conditions of the Stock Incentive Plan, please refer to the discussion in the Company’s Proxy Statement for the Annual Meeting as filed with the Securities and Exchange Commission on April 12, 2010 (the “2010 Proxy Statement”) under the captions “Proposal 4—Re-approval of the Material Terms of the Performance Goals Under the Company’s Stock Incentive Plan” and “Proposal 5—Approval of the Company’s Amended and Restated Stock Incentive Plan.”  The preceding description of the Stock Incentive Plan amendments and the discussion of the terms and conditions of the Stock Incentive Plan contained in the 2010 Proxy Statement are both qualified in their entirety by reference to the full text of the Stock Incentive Plan, as amended, a copy of which is appended to the 2010 Proxy Statement as Annex B.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the stockholders approved all of the five proposals submitted to a vote.  Each proposal was described in detail in the 2010 Proxy Statement.  With respect to each of the proposals the Company’s stockholders voted as indicated below.

1.	Election of Directors (Proposal 1): Stockholders re-elected each of the following incumbent Directors for a one-year term to expire at the 2011 Annual Meeting of Stockholders.

	For	Withhold	Broker Non-Votes

Richard A. Abdoo	69,903,555	3,654,560	19,379,886
John S. Brinzo	73,048,645	509,470	19,379,886
Dennis C. Cuneo	73,154,719	403,396	19,379,886
William K. Gerber	73,140,021	418,094	19,379,886
Dr. Bonnie G. Hill	71,156,489	2,401,626	19,379,886
Robert H. Jenkins	72,260,748	1,297,367	19,379,886
Ralph S. Michael, III	70,162,099	3,396,016	19,379,886
Shirley D. Peterson	73,135,578	422,537	19,379,886
Dr. James A. Thomson	72,367,328	1,190,787	19,379,886
James L. Wainscott	68,728,597	4,829,518	19,379,886

2.
Ratification of independent registered public accounting firm (Proposal 2):  Stockholders ratified the Audit Committee’s appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2010.

For	Against	Abstentions
91,619,029	1,239,154	79,817

3.	Re-approval of Long-Term Performance Plan (Proposal 3): Stockholders re-approved the material terms of the performance goals under the Company’s Long-Term Performance Plan.

For	Against	Abstentions	Broker Non-Votes
71,539,229	1,872,705	146,181	19,379,886

4.	Re-approval of Stock Incentive Plan (Proposal 4): Stockholders re-approved the material terms of the performance goals under the Company’s Stock Incentive Plan.

For	Against	Abstentions	Broker Non-Votes
68,298,748	5,092,299	167,068	19,379,886

5.	Amended and Restated Stock Incentive Plan (Proposal 5): Stockholders approved the amendment and restatement of the Company’s Stock Incentive Plan.

For	Against	Abstentions	Broker Non-Votes
53,598,488	19,792,630	166,996	19,379,886

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AK STEEL HOLDING CORPORATION

	By:	/s/ David C. Horn
David C. Horn
Secretary

Dated: May 28, 2010